AGREEMENT PURSUANT TO DISTRIBUTION AND SERVICE PLAN

This AGREEMENT PURSUANT TO DISTRIBUTION AND SERVICE PLAN (this “Agreement”) is made as of the 31st day of December, 2010, by and between Maxim Series Fund, Inc., a Maryland corporation (the “Fund”) and GWFS Equities, Inc., a Delaware corporation (the “Distributor”).

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and has established a series of portfolios listed in Schedule A hereto, as may be amended from time to time (each a “Portfolio,” collectively, the “Portfolios”) for which the Fund has adopted a Distribution and Service Plan pursuant to Rule 12b-1 under the 1940 Act (the “Plan”) relating to Class L shares of the Portfolios (the “Shares”); and

WHEREAS, the Distributor is the principal underwriter of the Fund, and desires to promote distribution of the Shares and to provide or arrange for the provision of services in respect of the Shares as contemplated by the Plan;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows;

1. Authorized Activities and Expenditures. The Distributor shall, subject to the direction of the Fund, undertake such activities and pay such expenses with respect to each Portfolio as the Distributor reasonably deems necessary or appropriate and are primarily intended to result in the sale of Shares of the Portfolio and/or for providing or arranging for the provision of services to the shareholders of such Shares, subject to the terms and conditions of this Agreement and the Plan.

2. Compensation. As compensation for the activities and expenditures contemplated by this Agreement pursuant to the Plan, each Portfolio shall pay to the Distributor a fee in the amount of 0.25% of the average daily net asset value of the Shares of the Portfolio (determined in accordance with the Fund’s prospectus as from time to time in effect) on an annual basis. Such fee shall be calculated and accrued daily and paid monthly or at such intervals as the Fund’s Board of Directors shall determine.

3. Information. To the extent required by applicable law, including, without limitation, Rule 12b-1 under the 1940 Act, or as otherwise determined by the Board, the Distributor shall provide to the Fund’s Board of Directors for its review, at least quarterly, a written report specifying in reasonable detail the amounts expended by the Distributor for distribution or services under this Agreement and the purposes for which such expenditures were made.

4. Term. This Agreement shall not become effective until the Plan takes effect according to its terms. In addition, this Agreement, or any amendment thereto, shall not take effect until it has been approved by votes of a majority of both the Fund’s

Board of Directors and the Independent Directors (as defined in the 12b-1 Plan). Unless sooner terminated in accordance with its terms with respect to any Portfolio, to the extent required by applicable law, including, without limitation, Rule 12b-1 under the 1940 Act, or as otherwise determined by the Board, this Agreement shall continue in effect with respect to each Portfolio for a period of more than one year after it takes effect only for as long as such continuance is specifically approved at least annually in the manner described in the preceding sentence of this paragraph.

5. Termination. This Agreement will automatically terminate with respect to each Portfolio in the event of its assignment (as such term is defined in the 1940 Act) or upon termination of the Plan. This Agreement may be terminated with respect to a Portfolio by the Fund or by the Distributor, without penalty, upon 60 days’ prior written notice to the other party. This Agreement may also be terminated with respect to a Portfolio at any time without penalty by the vote of a majority of the Independent Directors (as defined in the Plan) or a majority of the outstanding Shares of a Portfolio on 60 days’ written notice.

6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to principles of conflict of laws.

The parties hereto have executed this Agreement as of the day and year first above written.

MAXIM SERIES FUND, INC.		GWFS EQUITIES, INC.

By:	/s/ M.C. Maiers	By:	/s/ C.P. Nelson
Name:	M.C. Maiers	Name:	C.P. Nelson
Title:	Chief Financial Officer, Treasurer	Title:	President
& Investment Operations Compliance Officer

SCHEDULE A

PORTFOLIOS

Maxim International Index Portfolio

Maxim S&P MidCap 400® Index Portfolio

Maxim Lifetime 2015 Portfolio I

Maxim Lifetime 2015 Portfolio II

Maxim Lifetime 2015 Portfolio III

Maxim Lifetime 2025 Portfolio I

Maxim Lifetime 2025 Portfolio II

Maxim Lifetime 2025 Portfolio III

Maxim Lifetime 2035 Portfolio I

Maxim Lifetime 2035 Portfolio II

Maxim Lifetime 2035 Portfolio III

Maxim Lifetime 2045 Portfolio I

Maxim Lifetime 2045 Portfolio II

Maxim Lifetime 2045 Portfolio III

Maxim Lifetime 2055 Portfolio I

Maxim Lifetime 2055 Portfolio II

Maxim Lifetime 2055 Portfolio III

Maxim SecureFoundationSM Balanced Portfolio

Maxim SecureFoundationSM Lifetime 2015 Portfolio

Maxim SecureFoundationSM Lifetime 2020 Portfolio

Maxim SecureFoundationSM Lifetime 2025 Portfolio

Maxim SecureFoundationSM Lifetime 2030 Portfolio

Maxim SecureFoundationSM Lifetime 2035 Portfolio

Maxim SecureFoundationSM Lifetime 2040 Portfolio

Maxim SecureFoundationSM Lifetime 2045 Portfolio

Maxim SecureFoundationSM Lifetime 2050 Portfolio

Maxim SecureFoundationSM Lifetime 2055 Portfolio

AMENDMENT TO AGREEMENT PURSUANT TO DISTRIBUTION PLAN

This Amendment to Agreement Pursuant to Distribution Plan (this “Amendment”) is made this 31st day of December 2010 by and between Maxim Series Fund, Inc., a Maryland corporation, (the “Fund”) and GWFS Equities, Inc., a Delaware corporation (the “Distributor”).

WHEREAS, the Fund and Distributor are parties to that certain Agreement Pursuant to Distribution Plan dated October 23, 2009 (the “Agreement”); and

WHEREAS, the Fund and Distributor desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein provided, the Fund and Distributor hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with the Schedule A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

MAXIM SERIES FUND, INC.		GWFS EQUITIES, INC.

By:	/s/ M.C. Maiers	By:	/s/ C.P. Nelson
Name:	M.C Maiers	Name:	C.P. Nelson
Title:	Chief Financial Officer, Treasurer and	Title:	President
Investment Operations Compliance Officer

Schedule A

SecureFoundation Portfolios

Maxim SecureFoundationSM Balanced Portfolio

Maxim SecureFoundationSM Lifetime 2015 Portfolio

Maxim SecureFoundationSM Lifetime 2020 Portfolio

Maxim SecureFoundationSM Lifetime 2025 Portfolio

Maxim SecureFoundationSM Lifetime 2030 Portfolio

Maxim SecureFoundationSM Lifetime 2035 Portfolio

Maxim SecureFoundationSM Lifetime 2040 Portfolio

Maxim SecureFoundationSM Lifetime 2045 Portfolio

Maxim SecureFoundationSM Lifetime 2050 Portfolio

Maxim SecureFoundationSM Lifetime 2055 Portfolio

MAXIM SERIES FUND, INC.

SECUREFOUNDATION PORTFOLIOS

DISTRIBUTION PLAN PURSUANT TO RULE 12B-1

Class G1 Shares

Article I. The Plan

This Distribution Plan (the “Plan”) sets forth the terms and conditions on which Maxim Series Fund, Inc., a series investment company (the “Fund”), on behalf of the SecureFoundation Portfolios of the Fund listed in Schedule A hereto, as may be amended from time to time (the “Portfolios”), will, after the effective date hereof, pay certain amounts to GWFS Equities, Inc. and each successor distributor of Class G1 shares of the Portfolios (the “Distributor”) in connection with the provision by the Distributor of certain services to the Portfolios and their Class G1 shareholders, as set forth herein. Certain of such payments by a Portfolio may, under Rule 12b-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”), be deemed to constitute the financing of distribution by the Portfolio of its Class G1 shares. This Plan describes all material aspects of such financing as contemplated by the Rule and shall be administered and interpreted, and implemented and continued, in a manner consistent with the Rule.

Article II. Distribution and Service Expenses

Each Portfolio shall pay to the Distributor a fee in the amount specified in Article III hereof as compensation for distribution of Class G1 shares and for providing or arranging for the provision of services to Class G1 shareholders. Such fee may be spent by the Distributor on any activities or expenses primarily intended to result in the sale of Class G1 shares of the Portfolio and/or for providing or arranging for the provision of services to the Portfolio’s Class G1 shareholders, including, but not limited to:

(a)	compensation to and expenses, including overhead and telephone expenses, of employees of Distributor engaged in the distribution of Class G1 shares;

(b)	printing and mailing of prospectuses, statements of additional information, and reports for prospective investors of Class G1 shares;

(c)	compensation to broker/dealers and other financial intermediaries to pay or reimburse them for their services or expenses in connection with the distribution or servicing of Class G1 shares;

(d)	expenses relating to the development, preparation, printing, and mailing of Fund advertisements, sales literature, and other promotional materials describing and/or relating to the Portfolio;

(e)	expenses of holding seminars and sales meetings designed to promote the distribution of Class G1 shares;

(f)	expenses of obtaining information and providing explanations to investors regarding Portfolio investment objectives and policies and other information about the Portfolio, including performance;

(g)	expenses of training sales personnel regarding the Portfolio;

(h)	expenses of compensating sales personnel in connection with the sale of Class G1 shares to the Portfolio; and

(i)	expenses of personal services and/or maintenance of shareholder accounts with respect to Class G1 shares attributable to such accounts.

Article III. Maximum Expenditures

The expenditures to be made by a Portfolio pursuant to this Plan, and the basis upon which such expenditures will be made, shall be determined by the Fund on behalf of the Portfolio, and in no event shall such expenditures exceed 10 basis points of the average daily net asset value of the Class G1 shares of the Portfolio (determined in accordance with the Fund’s prospectus as from time to time in effect) on an annual basis to cover distribution and/or shareholder services expenses. All such expenditures shall be calculated and accrued daily and paid monthly or at such intervals as the Board of Directors of the Fund (the “Board of Directors”) shall determine.

Article IV. Expenses Borne by the Portfolios

Notwithstanding any other provision of this Plan, a Portfolio may bear its respective expenses under any administrative services agreement, as from time to time in effect as set forth in the Fund’s current prospectus. Except as otherwise contemplated by this Plan, no Portfolio shall, directly or indirectly, engage in financing any activity which is primarily intended to result in the sale of shares of the Portfolio.

To the extent that any investment management and administration fees paid by a Portfolio might be considered as indirectly financing any activity which is primarily intended to result in the sale of the Portfolio’s shares, the payment by the Portfolio of such fees hereby is authorized under this Plan.

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Article V. Approval by Shareholders

This Plan shall not take effect until it has been approved (a) by a vote of a majority of the outstanding voting Class G1 shares of each Portfolio, if adopted after any public offering of such securities or the sale of such securities to persons who are not affiliated persons of the Fund, affiliated persons of such persons, promoters of the Fund, or affiliated persons of such promoters, and (b) by a vote of the Board of Directors, as described in Article VI.

Article VI. Approval by Board of Directors

This Plan shall not take effect until it has been approved, together with any related agreements, by votes cast in person at a meeting called for the purpose of voting on this Plan and any such related agreements, of a majority of both (i) the Board of Directors and (ii) those Directors of the Fund who are not “interested persons” of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the “Independent Directors”).

Article VII. Continuance

This Plan and any related agreement shall continue in effect for a period of more than one year after it takes effect only for as long as such continuance is specifically approved at least annually in the manner described in Article VI.

Article VIII. Information

The Distributor (and any other person authorized to direct the disposition of monies paid or payable by a Portfolio pursuant to this Plan or any related agreement) shall provide to the Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended pursuant to this Plan and the purposes for which such expenditures were made.

Article IX. Termination

This Plan may be terminated with respect to a Portfolio at any time (a) by vote of a majority of the Independent Directors, or (b) by vote of a majority of the outstanding voting Class G1 shares of the Portfolio.

Termination or discontinuance of the Plan with respect to one Portfolio shall not affect the continued effectiveness of this Plan with respect to the shares or classes of any other Portfolio.

Article X. Agreements

Each agreement with any person relating to implementation of this Plan shall be in writing, and each agreement related to this Plan shall provide:

(a)

That such agreement may be terminated with respect to a Portfolio at any time, without payment of any penalty, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting Class G1 shares of the Portfolio, on not more than 60 days’ written notice to any other party to the agreement; and

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(b)	That such agreement shall terminate automatically in the event of its assignment.

Article XI. Amendments

This Plan may not be amended to increase materially the amount to be spent for distribution with respect to a Portfolio without the approval of a majority of the outstanding voting Class G1 shares of the Portfolio. No material amendment to this Plan shall be effective unless it is approved by the Board of Directors in the manner described in Article VI.

Article XII. Preservation of Documents

The Fund shall preserve copies of this Plan (including any amendments thereto) and any related agreements and all reports made to the Board of Directors pursuant to Article VIII for a period of not less than six years from the date of this Plan, the first two years in an easily accessible place.

Article XIII. Fund Governance Standards

While this Plan is in effect, the Board of Directors shall satisfy the applicable provisions of the fund governance standards as defined in the Rule 0-1(a)(7) under the 1940 Act.

Article XIV. Defined Terms

As used in this Plan, the term “majority of the outstanding voting Class G1 shares” shall have the same meaning as the term “Majority of the outstanding voting securities” has in the 1940 Act, and the terms “affiliated person,” “assignment,” “interested person” and “promoter” shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

Adopted this 11th day of August 2009, as further adopted on October 11, 2010 (adding additional Portfolios as indicated on Schedule A).

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SCHEDULE A

SECUREFOUNDATION PORTFOLIOS

Maxim SecureFoundation Balanced Portfolio*

Maxim SecureFoundation Lifetime 2015 Portfolio*

Maxim SecureFoundation Lifetime 2020 Portfolio^

Maxim SecureFoundation Lifetime 2025 Portfolio*

Maxim SecureFoundation Lifetime 2030 Portfolio^

Maxim SecureFoundation Lifetime 2035 Portfolio*

Maxim SecureFoundation Lifetime 2040 Portfolio^

Maxim SecureFoundation Lifetime 2045 Portfolio*

Maxim SecureFoundation Lifetime 2050 Portfolio^

Maxim SecureFoundation Lifetime 2055 Portfolio*

*	Plan adopted on August 11, 2009
^	Plan adopted on October 11, 2010

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MAXIM SERIES FUND, INC.

DISTRIBUTION AND SERVICE PLAN

Class L Shares

Article I. The Plan

This Distribution and Service Plan (the “Plan”) sets forth the terms and conditions on which Maxim Series Fund, Inc., a series investment company (the “Fund”), on behalf of the Portfolios of the Fund listed in Schedule A hereto, as may be amended from time to time (the “Portfolios”), will, after the effective date hereof, pay certain amounts to GWFS Equities, Inc. and each successor distributor of Class L shares of the Portfolios (the “Distributor”) in connection with the provision by the Distributor of certain services to the Portfolios and their Class L shareholders, as set forth herein. Certain of such payments by a Portfolio may, under Rule 12b-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”), be deemed to constitute the financing of distribution by the Portfolio of its Class L shares. This Plan describes all material aspects of such financing as contemplated by the Rule and, to the extent applicable, shall be administered and interpreted, and implemented and continued, in a manner consistent with the Rule.

Article II. Distribution and Service Expenses

Each Portfolio shall pay to the Distributor a fee in the amount specified in Article III hereof as compensation for distribution of Class L shares and for providing or arranging for the provision of services to Class L shareholders. Such fee may be spent by the Distributor on any activities or expenses primarily intended to result in the sale of Class L shares of the Portfolio and/or for providing or arranging for the provision of services to the Portfolio’s Class L shareholders, including, but not limited to:

(a)	compensation to and expenses, including overhead and telephone expenses, of employees of Distributor engaged in the distribution of Class L shares;

(b)	printing and mailing of prospectuses, statements of additional information, and reports for existing and prospective investors of Class L shares;

(c)	compensation to broker/dealers and other financial intermediaries to pay or reimburse them for their services or expenses in connection with the distribution or servicing of Class L shares;

(d)	expenses relating to the development, preparation, printing, and mailing of Fund advertisements, sales literature, and other promotional materials describing and/or relating to the Portfolio;

(e)	expenses of holding seminars and sales meetings designed to promote the distribution of Class L shares;

(f)	expenses of obtaining information and providing explanations to investors regarding Portfolio investment objectives and policies and other information about the Portfolio, including performance;

(g)	expenses of training sales personnel regarding the Portfolio;

(h)	expenses of compensating sales personnel in connection with the sale of Class L shares of the Portfolio;

(i)	expenses of personal services and/or maintenance of shareholder accounts with respect to Class L shares attributable to such accounts;

(j)

compensation to broker/dealers and other financial intermediaries to pay or reimburse them for their services or expenses in connection with the education of individual retirement account owners regarding the Portfolio at rollover and assisting in the enrollment process with respect to the Portfolio; and

(k)

compensation to providers of individual retirement accounts that offer the Portfolio on their platforms to pay or reimburse them for their services or expenses in connection with providing services with respect to Class L shares and/or for the ongoing cost of participation on the platform.

Article III. Maximum Expenditures

The expenditures to be made by a Portfolio pursuant to this Plan, and the basis upon which such expenditures will be made, shall be determined by the Fund on behalf of the Portfolio, and in no event shall such expenditures exceed 25 basis points (0.25%) of the average daily net asset value of the Class L shares of the Portfolio (determined in accordance with the Fund’s prospectus as from time to time in effect) on an annual basis to cover distribution and/or shareholder services expenses. All such expenditures shall be calculated and accrued daily and paid monthly or at such intervals as the Board of Directors of the Fund (the “Board of Directors”) shall determine.

Article IV. Expenses Borne by the Portfolios

Notwithstanding any other provision of this Plan, a Portfolio may bear its respective expenses under any administrative services agreement, as from time to time in effect as set forth in the Fund’s current prospectus. Except as otherwise contemplated by this Plan, no Portfolio shall, directly or indirectly, engage in financing any activity which is primarily intended to result in the sale of shares of the Portfolio.

To the extent that any investment management and administration fees paid by a Portfolio might be considered as indirectly financing any activity which is primarily intended to result in the sale of the Portfolio’s shares, the payment by the Portfolio of such fees hereby is authorized under this Plan.

Article V. Approval by Shareholders

This Plan shall not take effect until it has been approved (a) by a vote of a majority of the outstanding voting Class L shares of each Portfolio, if adopted after any public offering of such securities or the sale of such securities to persons who are not affiliated persons of the Fund, affiliated persons of such persons, promoters of the Fund, or affiliated persons of such promoters, and (b) by a vote of the Board of Directors, as described in Article VI.

Article VI. Approval by Board of Directors

This Plan shall not take effect until it has been approved, together with any related agreements, by votes cast in person at a meeting called for the purpose of voting on this Plan and any such related agreements, of a majority of both (i) the Board of Directors and (ii) those Directors of the Fund who are not “interested persons” of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the “Independent Directors”).

Article VII. Continuance

To the extent required by applicable law, including, without limitation, Rule 12b-1 under the 1940 Act, or as otherwise determined by the Board, this Plan and any related agreement shall continue in effect for a period of more than one year after it takes effect only for as long as such continuance is specifically approved at least annually in the manner described in Article VI.

Article VIII. Information

To the extent required by applicable law, including, without limitation, Rule 12b-1 under the 1940 Act, or as otherwise determined by the Board, the Distributor (and any other person authorized to direct the disposition of monies paid or payable by a Portfolio pursuant to this Plan or any related agreement) shall provide to the Board of

Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended pursuant to this Plan and the purposes for which such expenditures were made.

Article IX. Termination

This Plan may be terminated with respect to a Portfolio at any time (a) by vote of a majority of the Independent Directors, or (b) by vote of a majority of the outstanding voting Class L shares of the Portfolio.

Termination or discontinuance of the Plan with respect to one Portfolio shall not affect the continued effectiveness of this Plan with respect to the shares or classes of any other Portfolio.

Article X. Agreements

To the extent required by applicable law, including, without limitation, Rule 12b-1 under the 1940 Act, or as otherwise determined by the Board, each agreement with any person relating to implementation of this Plan shall be in writing, and each agreement related to this Plan shall provide:

(a)

That such agreement may be terminated with respect to a Portfolio at any time, without payment of any penalty, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting Class L shares of the Portfolio, on not more than 60 days’ written notice to any other party to the agreement; and

(b)	That such agreement shall terminate automatically in the event of its assignment.

Article XI. Amendments

This Plan may not be amended to increase materially the amount to be spent for distribution with respect to a Portfolio without the approval of a majority of the outstanding voting Class L shares of the Portfolio. No material amendment to this Plan shall be effective unless it is approved by the Board of Directors in the manner described in Article VI.

Article XII. Preservation of Documents

The Fund shall preserve copies of this Plan (including any amendments thereto) and any related agreements and all reports made to the Board of Directors pursuant to Article VIII for a period of not less than six years from the date of this Plan, the first two years in an easily accessible place.

Article XIII. Fund Governance Standards

While this Plan is in effect, the Board of Directors shall satisfy the applicable provisions of the fund governance standards as defined in the Rule 0-1(a)(7) under the 1940 Act.

Article XIV. Defined Terms

As used in this Plan, the term “majority of the outstanding voting Class L shares” shall have the same meaning as the term “Majority of the outstanding voting securities” has in the 1940 Act, and the terms “affiliated person,” “assignment,” “interested person” and “promoter” shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

Adopted this 11th day of October 2010

Effective this 31st day of December 2010

SCHEDULE A

PORTFOLIOS

Maxim International Index Portfolio

Maxim S&P MidCap 400® Index Portfolio

Maxim Lifetime 2015 Portfolio I

Maxim Lifetime 2015 Portfolio II

Maxim Lifetime 2015 Portfolio III

Maxim Lifetime 2025 Portfolio I

Maxim Lifetime 2025 Portfolio II

Maxim Lifetime 2025 Portfolio III

Maxim Lifetime 2035 Portfolio I

Maxim Lifetime 2035 Portfolio II

Maxim Lifetime 2035 Portfolio III

Maxim Lifetime 2045 Portfolio I

Maxim Lifetime 2045 Portfolio II

Maxim Lifetime 2045 Portfolio III

Maxim Lifetime 2055 Portfolio I

Maxim Lifetime 2055 Portfolio II

Maxim Lifetime 2055 Portfolio III

Maxim SecureFoundationSM Balanced Portfolio

Maxim SecureFoundationSM Lifetime 2015 Portfolio

Maxim SecureFoundationSM Lifetime 2020 Portfolio

Maxim SecureFoundationSM Lifetime 2025 Portfolio

Maxim SecureFoundationSM Lifetime 2030 Portfolio

Maxim SecureFoundationSM Lifetime 2035 Portfolio

Maxim SecureFoundationSM Lifetime 2040 Portfolio

Maxim SecureFoundationSM Lifetime 2045 Portfolio

Maxim SecureFoundationSM Lifetime 2050 Portfolio

Maxim SecureFoundationSM Lifetime 2055 Portfolio

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